OFFER TO PURCHASE FOR CASH PAYABLE BY A BALLOON NOTE
           FIFTY ONE PERCENT OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                                   RIDE, INC.
                                       AT
                             $1.25 NET PER SHARE
                                       BY
                             MINOTAUR CAPITAL, INC.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
              TIME, ON APRIL 30, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                APRIL 6, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated April 6, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") relating to an offer by Minotaur Capital, Inc., a Florida corporation ("Purchaser"), to purchase fifty one percent of the outstanding shares of common stock, no par value per share (the "Shares"), of RIDE, INC., a Washington corporation (the "Company"),at a purchase price of $1.25 per share payable in a balloon payment on the one year anniversary of the Expiration Date and secured by a promissory note from the Purchaser. The payment is net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    Please note the following:

        1. The tender price is $1.25 per Share, including any associated right, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer. The tender price shall only be paid on the one year anniversary of the Expiration Date and payment shall be secured by a promissory note from the Purchaser to you.

        2. The Offer is being made for fifty one percent of the outstanding shares.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 30, 1999 unless the Offer is extended.

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

        4. The Offer is conditioned upon numerous contingencies and you are urged to fully review all documents including but not limited to the Offer to Purchase and the Transmittal Letter prior to making any decision.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be then made on behalf of Purchaser by an appropriately authorized person or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


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
                        INSTRUCTIONS WITH RESPECT TO THE
                                OFFER TO PURCHASE
           FIFTY ONE PERCENT OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                   RIDE, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 6, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") in connection with the offer by Minotaur Capital, Inc., a Florida corporation ("Purchaser") to purchase fifty one percent of the outstanding shares of common stock, no par value per share (the "Shares"), of RIDE,INC., a Washington corporation (the "Company").

    This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Shares to be Tendered:______________

SIGN HERE_____________________

DATE _________________________

______________________________

ADDRESS ______________________

______________________________

______________________________

SOCIAL SECURITY NUMBER _________________________

* A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF ANY ASSOCIATED RIGHTS. UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.


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